Exhibit 4.31

STATE BANK OF VIETNAM	SOCIALIST REPUBLIC OF VIETNAM
No. 98/NHNN-QLNH	Independence - Freedom – Happiness

Ha Noi, 09 January , 2012

To: BONG MIEU GOLD MINING COMPANY LIMITED
Re: Gold export

Regarding the Application No. 470-11/BGM dated 22 November 2011 from Bong Mieu Gold Mining Company Limited for gold export, the State Bank of Vietnam hereby respond as below:

1. We approve Bong Mieu Gold Mining Company Limited to export 410 kg (four hundred and ten kilograms) of gold bullion bars (with gold content ranging from 60.00% to 99.99%) produced by the Company in year 2012 to be refined and traded overseas.

2. Bong Mieu Gold Mining Company Limited is only permitted to export the type of gold specified in Article 1 of this letter and is requested to conform to regulations on gold export and import as well as relevant stipulations.

3. This approval shall take effect until the end of 31 December 2012.

Distribution: - As above - Le Minh Hung, the Deputy Director (to report) - General Department of Customs - The State Bank of Vietnam - Danang - File	For the Director of the State Bank For Director of Foreign Exchange Control Department (signed and sealed) Dao Xuan Tuan

NGÂN HÀNG NHÀ NƯỚC VIỆT NAM	**CỘNG HOÀ XÃ HỘI CHỦ NGHĨA VIỆT NAM** **Độc lập - Tự do - Hạnh phúc**
Số: 98 /NHNN-QLNH V/v xuất khẩu vàng	*Hà Nội, ngày 09 tháng 01 năm 2012*

Kính gửi: Công ty TNHH Khai thác vàng Bồng Miêu

Trả lời đề nghị của Công ty TNHH Khai vàng Bồng Miêu tại đơn xin xuất khẩu vàng nguyên liệu số 470-11/BGM ngày 22/11/2011, Ngân hàng Nhà nước Việt Nam có ý kiến như sau:

1. Đồng ý cho Công ty TNHH Khai thác vàng Bồng Miêu được xuất khẩu 410Kg (Bốn trăm mười Kg) vàng nguyên liệu dưới dạng thỏi (hàm lượng vàng từ 60,00% đến 99,99%) trong năm 2012 do Công ty khai thác để tinh luyện và bán tại nước ngoài.

2. Công ty TNHH Khai thác vàng Bồng Miêu chỉ được xuất khẩu đúng loại vàng do Công ty khai thác ghi tại điểm 1 công văn này và phải thực hiện đúng các quy định về quản lý xuất nhập khẩu vàng và các quy định pháp luật hiện hành khác có liên quan.

Văn bản này có giá trị đến hết ngày 31/12/2012.

Nơi nhận:
- Như trên;
- PTĐ Lê Minh Hưng (để b/c);
- Tổng cục Hải quan } (để phối hợp)
- NHNN CN Tp. Đà Nẵng } (để phối hợp)
- Lưu: VP, QLNH.

TL.THỐNG ĐỐC
KT.VỤ TRƯỞNG VỤ QUẢN LÝ NGOẠI HỐI
PHÓ VỤ TRƯỞNG

NGÂN HÀNG NHÀ NƯỚC VIỆT NAM

Đào Xuân Tuấn

STATE BANK OF VIETNAM	SOCIALIST REPUBLIC OF VIETNAM
No. 99/NHNN-QLNH	Independence - Freedom – Happiness

Ha Noi, 09 January , 2012

To: PHUOC SON GOLD COMPANY LIMITED
Re: Gold export

Regarding the Application No. 657-11/PSGC dated 22 November 2011 from Phuoc Son Gold Company Limited for gold export, the State Bank of Vietnam hereby respond as below:

1. We approve Phuoc Son Gold Company Limited to export 600 kg (six hundred kilograms) of gold bullion bars (with gold content ranging from 60.00% to 99.99%) produced by the Company in year 2012 to be refined and traded overseas.

2. Phuoc Son Gold Company Limited is only permitted to export the type of gold specified in Article 1 of this letter and is requested to conform to regulations on gold export and import as well as relevant stipulations.

3. This approval shall take effect until the end of 31 December 2012.

Distribution: - As above - Le Minh Hung, the Deputy Director (to report) - General Department of Customs - The State Bank of Vietnam - Danang - File	For the Director of the State Bank For Director of Foreign Exchange Control Department (signed and sealed) Dao Xuan Tuan

NGÂN HÀNG NHÀ NƯỚC VIỆT NAM	CỘNG HOÀ XÃ HỘI CHỦ NGHĨA VIỆT NAM Độc lập - Tự do - Hạnh phúc
Số: 99 /NHNN-QLNH V/v xuất khẩu vàng	*Hà Nội, ngày 09 tháng 01 năm 2012*

Kính gửi: Công ty TNHH vàng Phước Sơn

Trả lời đề nghị của Công ty TNHH vàng Phước Sơn tại đơn xin xuất khẩu vàng nguyên liệu số 657-11/PSGC ngày 22/11/2011, Ngân hàng Nhà nước Việt Nam có ý kiến như sau:

1. Đồng ý cho Công ty TNHH vàng Phước Sơn được xuất khẩu 600Kg (Sáu trăm Kg) vàng nguyên liệu dưới dạng thỏi (hàm lượng vàng từ 60,00% đến 99,99%) trong năm 2012 do Công ty khai thác để tinh luyện và bán tại nước ngoài.

2. Công ty TNHH vàng Phước Sơn chỉ được xuất khẩu đúng loại vàng do Công ty khai thác ghi tại điểm 1 công văn này và phải thực hiện đúng các quy định về quản lý xuất nhập khẩu vàng và các quy định pháp luật hiện hành khác có liên quan.

Văn bản này có giá trị đến hết ngày 31/12/2012.

Nơi nhận:
- Như trên;
- PTĐ Lê Minh Hưng (để b/c);
- Tổng cục Hải quan
- NHNN CN Tp. Đà Nẵng } (để phối hợp);
- Lưu: VP, QLNH.

TL.THỐNG ĐỐC
KT.VỤ TRƯỞNG VỤ QUẢN LÝ NGOẠI HỐI
PHÓ VỤ TRƯỞNG

NGÂN HÀNG NHÀ NƯỚC VIỆT NAM

Đào Xuân Tuấn